INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Pinnacle West Capital Corporation on Form S-8 of our report dated March 5, 1997 appearing in the Annual Report on Form 10-K of Pinnacle West Capital Corporation for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Phoenix, Arizona

July 2, 1997